UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2010

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio		44060-1834
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition.

On August 3, 2010, STERIS Corporation (“STERIS” or “Company”) issued a press release announcing financial results for its fiscal 2011 first quarter ended June 30, 2010. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

At STERIS’s 2010 Annual Meeting of Shareholders (“Meeting”), held on July 29, 2010, shareholders voted on the matters described below, with the final voting results as specified below. According to the certified list of shareholders, there were outstanding and entitled to vote at the Meeting, 59,513,085 shares of Common Shares of the Company. There were present at the Meeting, in person or by proxy, the holders of 56,119,914 shares or 94.29% of the outstanding Common Shares of the Company, constituting a quorum.

1.	The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard C. Breeden	50,865,612	1,905,018	3,349,284
Cynthia L Feldmann	52,641,373	129,257	3,349,284
Jacqueline B. Kosecoff	52,557,916	212,714	3,349,284
David B. Lewis	51,712,448	1,058,182	3,349,284
Kevin M. McMullen	51,058,917	1,711,713	3,349,284
Walter M Rosebrough, Jr.	52,639,411	131,219	3,349,284
Mohsen M. Sohi	52,642,837	127,793	3,349,284
John P. Wareham	51,079,208	1,691,422	3,349,284
Loyal W. Wilson	52,476,103	294,527	3,349,284
Michael B. Wood	52,642,439	128,191	3,349,284

2.	The Board of Director’s proposal to approve the STERIS Corporation Senior Executive Incentive Compensation Plan, as Amended and Restated Effective April 1, 2010, was approved based on the following votes:

Votes for	53,315,486
Votes against	1,040,168
Abstentions	1,764,260
Broker non-votes	Not Applicable — Brokers were permitted to cast stockholder non-votes (i.e. uninstructed shares) at their discretion on this proposal item and such non-votes are reflected in the votes for or against or abstentions.

3.	The Board of Director’s proposal to approve a non-binding advisory proposal regarding the Company’s executive compensation policies and procedures was approved based on the following votes:

Votes for	49,291,663
Votes against	2,221,159
Abstentions	4,607,092
Broker non-votes	Not Applicable — Brokers were permitted to cast stockholder non-votes (i.e. uninstructed shares) at their discretion on this proposal item and such non-votes are reflected in the votes for or against or abstentions.

4.	The Board of Director’s proposal to ratify the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended March 31, 2011 was approved based on the following votes:

Votes for	55,686,468
Votes against	335,084
Abstentions	98,362
Broker non-votes	Not Applicable — Brokers were permitted to cast stockholder non-votes (i.e. uninstructed shares) at their discretion on this proposal item and such non-votes are reflected in the votes for or against or abstentions.

ITEM 8.01.	Other Events.

STERIS voluntarily submitted information regarding modifications to the Reliance™ EPS Endoscope Processing System (the “EPS System”) to the U.S. Food and Drug Administration (“FDA”). These incremental modifications to the EPS System were considered minor by the Company. FDA has recently advised us that it believes a new pre-market notification (510(k)) for those modifications should be submitted. We will voluntarily submit the pre-market notification to the FDA, and expect to make that submission within the next two weeks. We have suspended shipments of EPS Systems in the U.S. until we receive FDA clearance of the submission. FDA has agreed that we may continue servicing EPS Systems in the field and provide consumables necessary for the continued use of the System. The Company does not believe the impact of these events will be material with respect to its financial results.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by STERIS Corporation on August 3, 2010 regarding its results of operations and financial condition for its fiscal 2011 first quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By	/s/ Mark D. McGinley
Mark D. McGinley
Senior Vice President, General Counsel, and Secretary

Date: August 3, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by STERIS Corporation on August 3, 2010 regarding its results of operations and financial condition for its fiscal 2011 first quarter ended June 30, 2010.

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